UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2007
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statement and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
Pixelworks, Inc. (the “Company”) entered into an offer letter with Steven Moore on June 22, 2007. The information required by this item relating to the terms of employment set forth in such offer letter with Mr. Moore is incorporated by reference to Item 5.02 below.
Item 1.02.	Termination of a Material Definitive Agreement.
The Interim Executive Services Agreement between Pixelworks, Inc. and Tatum, LLC will be terminated effective July 26, 2007 as Richard Brooks, a Tatum, LLC partner, will cease service as interim Chief Financial Officer (“CFO”) effective July 17, 2007.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2007, Steven Moore, age 53, accepted the position of Vice President of Finance, CFO and Treasurer of the Company effective July 18, 2007. Mr. Moore replaces Richard Brooks who has served as interim CFO since April 3, 2007.
Since June 2006, Mr. Moore has served as Vice President, Finance and CFO of Adept Technologies, Inc., a publicly traded robotics company. From 2003 to 2006, Mr. Moore held the position of CFO at SCM Microsystems, Inc., a publicly traded security and access control products company, and from 2000 to 2002, he held the position of Vice President, Finance at Virata Corporation, a publicly traded fabless semiconductor company. Mr. Moore holds a B.A. in economics from the University of Colorado.
Mr. Moore’s annual salary will be $245,000 and he will receive a stock option award to purchase 200,000 shares of the Company’s common stock on his date of hire with a per share exercise price equal to the closing market price of the common stock on that date. Additionally, Mr. Moore is eligible to participate in the Company’s 2007 Senior Management Bonus Plan. The stock option award will vest over four years, with 25% vesting on the last day of the month of the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the following three years. Vesting will accelerate on termination of Mr. Moore’s employment without cause within three years following a change in control of the Company, so that the number of shares that would otherwise vest within 12 months of his termination date become fully vested and exercisable at termination.
In addition, in the event that Mr. Moore’s employment is terminated by the Company without cause, Mr. Moore will receive the following severance benefits: (a) 12 months base salary if terminated before January 18, 2008, (b) six months plus the length of time remaining between the termination date and July 18, 2008 of base salary if terminated between January 18, 2008 and July 17, 2008, and (c) six months base salary if terminated after July 17, 2008. Additionally, if Mr. Moore’s employment is terminated by the Company without cause, the Company will pay Mr. Moore an amount equal to the premium cost to continue group health benefits through COBRA for a period of 12 months if Mr. Moore is eligible and properly elects COBRA.
Item 9.01.	Financial Statement and Exhibits.
(c) Exhibits.

99.1	Press release issued by Pixelworks, Inc. dated June 28, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Hans H. Olsen
Date: June 28, 2007		Hans H. Olsen
President and Chief Executive Officer